EXHIBIT 99.1

LOOP INDUSTRIES ANNOUNCES SELECTION OF PORT-JÉRÔME, IN NORMANDY, FRANCE, AS SITE FOR FIRST EUROPEAN INFINITE LOOP MANUFACTURING FACILITY

•	FACILITY TO SUPPORT SUSTAINABILITY OBJECTIVES OF EUROPEAN CONSUMER PACKAGED GOODS COMPANIES

•	BREAKING GROUND OF NEW FACILITY TARGETED FOR 2023 WITH FACILITY STARTUP AND COMMISSIONING APPROXIMATELY 18 MONTHS LATER

•	INFINITE LOOP™ MANUFACTURING MODEL DESIGNED TO PRODUCE 70,000 TONNES OF VIRGIN-QUALITY PET RESIN MADE FROM 100% RECYCLED CONTENT ANNUALLY

•	PROJECTED 255,000 TONNES OF CO2 SAVINGS ANNUALLY[1] COMPARED TO VIRGIN PET RESIN MADE FROM FOSSIL FUELS

MONTREAL, QC/ACCESSWIRE/JANUARY 16, 2022 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company, whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today announced the selection of the site for its first European Infinite Loop™ manufacturing facility. As previously disclosed, Loop and leading French environmental services group Suez, have announced their intent to form a joint venture to build the first Infinite Loop™ manufacturing facility in Europe. The two companies have secured exclusive rights until June 2022 to purchase a 130,000 m² parcel of land in Port-Jérôme-sur-Seine, in the region of Normandy in Northern France. The purchase price for the land is approximately €1.3 M.

The site is strategically located for waste plastic feedstock transportation via the Seine River from the Paris region and is well located to service the large French CPG brand companies. The capital investment required for the project is expected to be €250 M and the project is expected to create 180 full-time manufacturing and engineering jobs. The next major steps for the project include permitting, finalizing customer offtake agreements and financing, including support from the French government. Following the completion of permitting, construction of the facility is expected to begin in 2023, with commissioning approximately 18 months later.

The Infinite Loop™ manufacturing model is designed to produce 70,000 tonnes of PET resin made from 100% recycled content per year. The facility will provide an opportunity for global CPG brands based in France to accelerate the achievement of their sustainability objectives by gaining access to locally produced virgin-quality PET plastic and polyester fiber made entirely from waste material. At full capacity, the facility is projected to save over 255,000 tonnes of CO2 annually, when compared to virgin PET resin made from fossil fuels. This CO2 reduction is comparable to the emissions from over 108 million liters of gasoline or over 1 billion kilometers driven by an average passenger vehicle. The majority of the incoming waste plastic feedstock for the facility is currently not recycled and contributes to the waste plastic pollution problem. The facility is aligned with European plastic regulation and objectives, such as the EU’s plastic levy, which charges €800 per tonne of non-recyclable plastic waste, as well as France’s ambition to transition to 100% recyclable plastic by 2025.

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1 Source: 2021 Lifecycle Assessment of Loop Industries depolymerization technology.

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Port-Jérôme was selected after an extensive review of several dozen potential sites across Europe. The Normandy region offers a skilled labor pool, favorable logistics and a supportive regional government which has articulated a clear vision of a more sustainable future focused on the circular economy. The Infinite Loop™ France manufacturing facility will create circularity in plastic packaging for leading global consumer brands based in France, including Danone, L’Oréal and L’Occitane, and help them meet their commitments for a high level of recycled plastic content.

Support From the French Government

Various levels of the French government recognize the value that circular economy solutions like Loop’s can bring to the country and have indicated their support of the project. Agnès Pannier-Runacher, Minister Delegate for Industry, attached to the Minister of the Economy, Finance and the Recovery stated: “For the past five years, the Government has carried out a very ambitious program to enhance the attractiveness of France. These efforts have been rewarded in 2018, when France was designated, for the first time, the leading host country in Europe for industrial foreign investments, and in 2019, for the whole foreign investments. A rank which we have held since. The Infinite Loop™ project demonstrates investors’ confidence in our country’s strengths. I am delighted that this new facility will benefit the strong French ecosystem of packaging: this investment will contribute to the transition of our country towards a more sustainable, low-carbon economy. It is a milestone of the development of circular economy technologies.”

Hervé Morin, the President of Normandy, is pleased to welcome Loop to the region. Mr. Morin stated, “I am pleased that Loop Industries has selected Normandy, after considering numerous site options in France and abroad. The Loop investment in the facility in Normandy confirms that the economic strategy adopted by the region is the right one: to reinforce our historical industrial base and further enhance it by adapting to global developments and supporting industries which will create value in the future. The circular economy, as in the case of Loop, but also decarbonization, energy mix and hydrogen economy, are examples of industries the region is supporting which create economic value while reinforcing sustainable development. The region is becoming recognized as an attractive area for projects based on sustainable economic development.”

Providing a Circular Solution for French Consumer Packaged Goods Brands

Loop and Danone’s development partnership spans over four years, during which time the businesses have worked in close collaboration to bring sustainable packaging to consumers.

Nicolas Grégoire, Vice-President Packaging Cycle at Danone, said of the upcoming Infinite Loop™ France facility: “At Danone, we believe that cutting-edge technologies will be instrumental to reach our circularity and net zero climate ambition. The announcement of Loop’s first European facility in Port-Jérôme signals an important step to establish ‘infinite’ closed-loop recycling for PET bottles and enable the recycling of hard-to-recycle packaging and materials. This facility in France not only will sustain our transition to 100% recycled PET in our packaging, it will also have a positive impact in the region and strengthen the local circular ecosystem.”

“We are very pleased to know that Loop technology will soon be available in France to supply recycled PET plastic for our products,” said Jacques Playe, Head of Packaging & Development at L’Oréal. “We consistently strive to deliver on our commitments to sustainability. By 2030, 100% of the plastic used in our packaging will be either from recycled or bio-based sources. Our partnership with Loop Industries is aligned with our ambition.”

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Loop client and international cosmetics brand L’OCCITANE en Provence also voiced its support of the project, with David Bayard, R&D Packaging Director stating: “L’OCCITANE en Provence is very conscious of the importance of eco-design and sustainable packaging. We have been launching eco-refill products, in-store recycling services and bottles made out of 100% recycled plastic for more than 13 years and are continuing to progress on this. We are delighted to partner with Loop Industries, whose innovative technology will help us achieving our target of 100% sustainable PET plastic in all our bottles by 2025. This new Loop Industries plant in France will enable us access to locally sourced, 100% recycled PET plastic. The innovative technology they provide is a game-changer that can help us fundamentally contribute to solving the growing global concern about plastic pollution.”

Choose France Business Summit

This announcement aligns with the objectives of the 2022 Choose France Business Summit. The forum seeks to promote France’s economic attractiveness and encourage international investment across the country. This forum sets the ideal stage to announce Loop’s plans to import its technology and accelerate a circular plastics economy in France.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

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Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding, (vi) building Loop’s manufacturing facility, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Media Inquiries:

Stephanie Corrente, Director Marketing & Communications
Loop Industries, Inc.
+1 (450) 951-8555
scorrente@loopindustries.com

Laurent Auguste, President, Europe

Loop Industries, Inc.

+33 6 29 89 23 36

lauguste@loopindustries.com

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

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